Exhibit 10.8

VIA DHL EXPRESS MAIL AND ELECTRONIC MAIL

Mr. Amechi Akpom
April 16, 2009

Department of Contracts and Grants
University of Southern California 837
Downey Way, Room 330
Los Angeles, CA 90089-1147

Dear Mr. Akpom:

We are in receipt of your letter of April 7, 2009 concerning our sponsored research project entitled, "Thin Film Solid State Organic Energy Conversion" which began May 1, 2006 subject to the research agreement between Global Photonic Energy Corporation (GPEC ) and the University of Southern California (USC) with an effective date of January 1, 2006 (the "Sponsored Research Agreement").

As you have requested this letter authorizes:

1.	An extension of the research project, as outlined in "Continuation Funding: Thin Film Solid State Organic Energy Conversion Devices" proposal, under our Sponsored Research Agreement,

2.	The necessary budgeted funding amount for the research project extension of $6,338,341, and

3.	An extension of the Sponsored Research Agreement's Period of Performance to include May 1, 2009 through April 30, 2014.

We trust that you agree with the above. Please indicate your agreement by signing below and returning a copy with your original signature to me via overnight package.

Regards

/s/ Aaron L. Wadell
Aaron L. Wadell
Chief Operating Officer
GLOBAL PHOTONIC ENERGY CORPORATION

Mr. Amechi Akpom
April 16, 2009

AGREED

The University of Southern California

Signed:	/s/ Jean Chan

Name:	Jean Chan

Title:	Sr. Contract & Grant Administrator
Department of Contracts & Grants

Date:	4/29/09

cc:
Dean L. Ledger — GPEC
Amy B. Kornafel - GPEC
Dr. Mark Thompson - USC